Exhibit 10.7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of March 28, 2014 and is entered into by and between NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), PHARMAFAB TEXAS, LLC, a Texas limited liability company, and NEOS THERAPEUTICS, LP, a Texas limited partnership, and each of their respective Domestic Subsidiaries (as hereafter defined) that may hereafter be formed and that join in this Agreement (each, a “Borrower” and referred to individually and collectively as “Borrower”), HERCULES TECHNOLOGY III, L.P. and the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A.                                    Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to Twenty Million Dollars ($20,000,000.00) (the “Term Loan”); and

B.                                    Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1                                               Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Agent a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit I.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Amortization Date” means August 1, 2015; provided however, if the Interest Only Extension Conditions are satisfied, then May 1, 2016.

“Assignee” has the meaning given to it in Section 11.13.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by any Borrower since its organization.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cash” means all cash and liquid funds.

“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of the Company or any Subsidiary, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of the Company or any Subsidiary in which the holders of the Company’s or Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether the Company or Subsidiary is the surviving entity, or (ii) sale or issuance by the Company of new shares of Preferred Stock of the Company to investors, none of whom are current investors in the Company, and such new shares of Preferred Stock are senior to all existing Preferred Stock and Common Stock with respect to liquidation preferences, and the aggregate liquidation preference of the new shares of Preferred Stock is more than fifty percent (50%) of the aggregate liquidation preference of all shares of Preferred Stock of the Company; provided, however, an Initial Public Offering shall not constitute a Change in Control.

“Chief Financial Officer” shall mean the senior financial officer from time to time. On the Closing Date the senior financial officer of the Company is the VP Finance.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Collateral Account” means (i) any Deposit Account, and (ii) any “securities account”, as defined in the UCC.

“Commitment Fee” means $35,000.00, which fee is due to Lender on or prior to the Closing Date, shall be deemed fully earned on such date regardless of the early termination of this Agreement, and shall be applied in its entirety towards the Agent’s and Lenders’ non-legal transaction costs and due diligence expenses.

“Confidential Information” has the meaning given to it in Addendum 2.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary other than Neostx, Inc., which is and shall remain an inactive Subsidiary.

“End of Term Charge” means a charge of 4.25% of the aggregate amount of Term Loan Advances advanced under this Agreement, to be paid in accordance with Section 2.5 hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.

“Excluded Collateral” consists of all of each Borrower’s right, title and interest to the following assets:

a.              Excluded Essex Collateral;

b.              any lease, license or other contract of such Borrower if the grant of a security interest in such lease, license or contract in the manner contemplated by this Agreement is prohibited by the terms of such lease, license or contract or by applicable law and would result in the termination of such lease, license or contract or give the other parties thereto the right to terminate, accelerate or otherwise adversely alter such Borrower’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that any such instruments shall only be Excluded Collateral to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law;

c.               Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the employees of Borrower or any of its Subsidiaries and identified to Agent by Borrower as such;

d.              Collateral Accounts in which deposits or other assets are held, the aggregate volume of which for all such Collateral Accounts does not exceed Twenty-Five Thousand Dollars ($25,000); and

e.               any Intellectual Property, whether now owned or hereafter acquired, subject to the last sentence of Section 3.1 hereof.

“Excluded Essex Collateral” means all personal property that is the subject of capital lease obligations to Essex Capital Corporation described in clause (iii) of the definition of Permitted Indebtedness hereof and that is listed on Schedule ID attached hereto so long as such property is owned by Essex Capital Corporation and is not owned by Borrower.

“Facility Charge” means Two Hundred Thousand Dollars ($200,000.00), representing one percent (1.0%) of the Maximum Term Loan Amount.

“Financial Statements” has the meaning given to it in Section 7.1.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within sixty (60) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Initial Public Offering” means the initial firm commitment underwritten offering of Borrower’s common stock pursuant to a registration statement under the Securities Act of 1933 filed with and declared effective by the Securities and Exchange Commission.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Only Extension Conditions” shall mean satisfaction of each of the following events: (a) no default or Event of Default shall have occurred; and (b) Borrower achieves the Performance Milestone.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Joinder Agreements” means for each Subsidiary other than a Foreign Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant, the Subordination Agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

‘‘Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of Borrower and each other Borrower taken as a whole; or (ii) the ability of Borrower and each other Borrower taken as a whole to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means Twenty Million and No/100 Dollars ($20,000,000).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“Note(s)” means a Term Note.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Performance Milestone” means Borrower’s receipt of both (a) New Drug Application (NDA) acceptance from the U.S. Food and Drug Administration of either one of NT0201 or NT0102, and (b) a term sheet for a licensing deal with terms that include upfront cash of at least $30,000,000.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document and any other Indebtedness in favor of Agent or Lender that may be incurred hereafter under other financing arrangements; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) (A) unsecured Indebtedness (including any PIK interest added to principal) outstanding at any time to Essex Capital Corporation under that certain Third Amended & Restated Subordinated Promissory Note, dated December 31, 2013, executed by the Company, in the original principal amount of $5,935,227, and (B) capital lease obligations to Essex Capital Corporation in an aggregate amount not to exceed $6,400,000 outstanding at any one time, provided, however, that the assets leased under such capital lease obligations to Essex Capital Corporation may be the subject of “protective” UCC filings in favor of Essex Capital Corporation covering such assets leased by Essex Capital Corporation to Borrower; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $250,000 at any time outstanding; (viii) other Indebtedness in an amount not to exceed $250,000 at any time outstanding; (ix) any Indebtedness secured by a Permitted Lien; (x) Indebtedness in connection with bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, which secure obligations in the aggregate amount not to exceed $100,000 at any time; and (xi) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of advances for travel, entertainment and relocation expenses and other business purposes in the ordinary course of business; (ix) Investments in, and transfers of assets to, newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in Foreign Subsidiaries approved in advance in writing by Agent; (xi) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year; (xii) extensions of trade credit (other than to affiliates of the Borrowers) in the ordinary course of business; (xiii) any Investment in Neostx, Inc., in existence on the Closing Date, including (A) the Company’s ownership of 99.9% of the equity of Neostx, Inc.; and (B) loans made by the Company and PharmaFab to Neostx, Inc., and capital contributions in Neostx, Inc., equal to $4,903,913.48 in the aggregate for such loans and capital contributions; (xiv) Investments consisting of Borrower’s acquisition of Cornerstone’s rights in the Collaboration Agreement relating to generic Tussionex; and (xv) additional Investments that do not exceed $500,000 in the aggregate.

“Permitted Licenses” means:

(a)                                 Licenses existing on the Closing Date which are disclosed in Schedule 1C;

(b)                                 Non-exclusive Licenses in the ordinary course of business;

(c)                                  Licenses that may be exclusive in respects other than territory and that may be exclusive as to territory only as to as to discreet geographical areas outside the United States , in each case in an arms-length transaction;

(d)                                 exclusive Licenses for the use of a Borrower’s property in the United States, other than NT201/NT202/NT102 (which are covered by clauses (e) and (f) below), so long as each such license (i) is for specific product indications, (ii) is approved by the Board of Directors (or other governing body) of such Borrower, (iii) is in an arms-length transaction, (iv) arises from a licensing agreement or similar agreement which does not contain any provision which results in a legal transfer of title of the licensed property, and (v) arises from a licensing agreement or similar agreement (that is payable to Borrower or any of its Subsidiaries);

(e)                                  an exclusive License for license territories that include the United States that encompasses all three of NT201/NT202/NT102 and the related technology platform in a single License, so long as at the time of such license, (i) no Event of Default has occurred and is continuing, (ii) the upfront payment received by such Borrower is equal to or greater than $30,000,000, and (iii) such License does not apply to the use of the technology platform, except insofar as such use relates to NT201/NT202/NT102 and ADHD indications; or

(f)                                   an exclusive License for license territories that include the United States of one or two of the following pipeline products NT201, NT202, or NT102, so long as at the time of any such License, (i) no Event of Default has occurred and is continuing, (ii) the upfront payment received by such Borrower is equal to or greater than $20,000,000; and (iii) such License does not apply to the use of the technology platform, except insofar as such use relates to one or more of NT201, NT202, NT102, as applicable, and ADHD indications.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender to secured any Indebtedness arising under clause (i) of the definition of Permitted Indebtedness; (ii) Liens existing on the Closing Date which are disclosed in Schedule ID; (iii) Liens for taxes or for fees, assessments or charges or levies, in each case, imposed by a governmental authority, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required or that the aggregate amount of all such Liens for which payment is required does not exceed $200,000; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under (and liens to secure payment of obligations relating to) worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or embedded or related software or other intellectual property constituting purchase money Liens; (viii) Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (ix) Liens incurred in connection with Subordinated Indebtedness; (x) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xii) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xiii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiv) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; (xvi) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of business; (xvii) Permitted Licenses; (xviii) other Liens with respect to Permitted Indebtedness that do not at any time exceed $400,000 in the aggregate at any time; and (xix) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xii) and (xviii) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) Permitted Licenses, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) Permitted Investments, (v) distributions permitted under Section 7.7; and (vi) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s common stock.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.4.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding.

“SBA” shall have the meaning assigned to such term in Section 7.16.

“SBIC” shall have the meaning assigned to such term in Section 7.16.

“SBIC Act” shall have the meaning assigned to such term in Section 7.16.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion.

“Subordination Agreement” means that certain subordination agreement among Borrower, Agent and Essex Capital Corporation dated as of March 28, 2014.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” means any Term Loan funds advanced under this Agreement.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to 9.0%.

“Term Loan Maturity Date” means October 1, 2017.

“Term Note” means a Promissory Note in substantially the form of Exhibit B-1.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Warrant” means any warrant between the Company, as grantor, and Lender, as holder, entered into in connection with the Loan, as may be amended, restated or modified from time to time.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1                                               Term Loan.

(a)                                 Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $10,000,000.00 on the Closing Date. Beginning upon the date Borrower achieves the Performance Milestone, and continuing until March 31, 2015, Borrower may draw and Lender will make an additional Term Loan Advance of $10,000,000. The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount. For all purposes hereunder, Agent and Lender acknowledge that Borrower has achieved the portion of the Performance Milestone described in clause (b) of the definition of “Performance Milestone.”

(b)                                 Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least five (5) Business Days before the Advance Date) to Agent. Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c)                                  Interest. The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.

(d)                                 Payment. Borrower will pay interest on each Term Loan Advance on the first day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) amortized over a 30-month schedule beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations are repaid. A balloon payment of the entire Term Loan principal balance outstanding on the Term Loan Maturity Date and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense unless required by law. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Term Advance.

2.2                                     Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.3                                     Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of the past due amount shall be payable on demand; provided, however, that no late fee or charge shall accrue on account of a failure to pay due solely to an administrative or operational error of Lender in auto-debiting Borrower’s account, or of any depositary institution that is crediting by ACH or wiring such payment if Borrower had the funds to make the payment when due and makes the payment within three (3) days following Borrower’s knowledge of such failure to pay. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in 2.1(c) or Section 2.4, as applicable.

2.4                                     Prepayment. At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay in whole or in part, the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, together with a prepayment charge equal to the 1% of the Advance amount being prepaid if such Advance amounts are prepaid in any of the first thirty-six (36) months following the Closing Date (the “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Upon a Change of Control that occurs within the first thirty-six (36) months following the Closing Date, Lender shall have the option of requiring Borrower to prepay the outstanding Advances in full, and if Lender so requires, Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge.

2.5                                     End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender the End of Term Charge. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

2.6                                     Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.7                                     Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender.

SECTION 3. SECURITY INTEREST

3.1                                     As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”) other than the Excluded Collateral and except as provided in Section 3.2: (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any Foreign Subsidiary or of any Domestic Subsidiary whose sole asset or assets are interests in a Foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the

Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.

3.2                                     Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary or of any Domestic Subsidiary whose sole asset or assets are interests in a Foreign Subsidiary which shares entitle the holder thereof, or may entitle the holder thereof, to vote for directors or any other matter.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1                                     Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a)                                 executed originals of the Loan Documents, Account Control Agreements, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b)                                 certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the Warrant and transactions evidenced thereby;

(c)                                  certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d)                                 a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e)                                  payment of the Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; and

(f)                                   such other documents as Agent may reasonably request;

and shall have facilitated Lender’s purchase on or prior to the Closing Date of Three Hundred Thousand (300,000) shares of Borrower’s Series C Preferred Stock at a purchase price equal to $5.00 per share.

4.2                                       All Advances. On each Advance Date:

(a)                                 Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b) each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.

(b)                                 The representations and warranties set forth in this Agreement, including without limitation in Section 5, and in the Warrant shall be true and correct in all material respects on and as of each Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)                                  Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d)                                 Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3                                     No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Each Borrower represents and warrants that:

5.1                                     Corporate Status. Such Borrower is an entity duly organized, legally existing and in good standing under the laws of its state of formation, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Such Borrower’s present name, former names (if any), locations, place of formation, taxpayer identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2                                     Collateral. Borrower owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3                                     Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents (i) has been duly authorized by all necessary corporate, LLC, or partnership action of such Borrower (as applicable), (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of such Borrower’s organizational documents or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4                                     Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

5.5                                     Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, which actions, suits, or proceedings are reasonably expected to result in a Material Adverse Effect, specifically including those described on Schedule 5.5.

5.6                                     Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound.

5.7                                     Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished (other than financial or business projections, which are governed by the following sentence), by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading , in the light of the circumstances under which they were, are or will be made, at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, (ii) the most current of such projections provided to Borrower’s Board of Directors; and (iii) based upon assumptions that are believed by management of the Company to be reasonable at the time made, it being recognized that such projections are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, such differences may be material, and no assurance can be given that the projected results will be realized.

5.8                                     Tax Matters. Except as described on Schedule 5.8, (a) such Borrower has filed all federal, state and local tax returns that it is required to file except where the failure to file does not result in penalties or other liabilities to such Borrower in excess of, individually or in the aggregate at any time, Twenty Thousand Dollars ($20,000), (b) such Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties thereon) as and when due, which have or may become due pursuant to such returns (except for such taxes that do not at any time exceed an amount of Twenty Thousand Dollars ($20,000) in the aggregate, and (c) such Borrower has paid or fully reserved for any tax assessment received by such Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9                                     Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property identified as being owned by such Borrower on Exhibit D. Except as could not reasonably be expect to result in a Material Adverse Effect, (i) each item of Intellectual Property owned by such Borrower is valid and enforceable, (ii) no material part of the Intellectual Property owned by such Borrower has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to such Borrower that any material part of the Intellectual Property owned by such Borrower violates the rights of any third party. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10                              Intellectual Property. Except as could not reasonably be expected to result in a Material Adverse Effect, Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and as currently proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC and except as provided hereunder, such Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11                              Borrower Products. Except as could not reasonably be expected to result in a Material Adverse Effect, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto. Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.

5.12                              Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13                              Employee Loans. Except as permitted under Section 7.7(c) hereof, Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14                              Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice or Compliance Certificate provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1                                     Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $1,000,000 of commercial general liability insurance for each occurrence. The Company has and agrees to maintain directors’ and officers’ insurance for $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2                                     Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent is an additional insured for commercial general liability, a loss payee for property insurance, and an additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.

6.3                                     Indemnity. Except with respect to any claims, costs, expenses, damages and liabilities with respect to taxes, which are addressed exclusively in the second sentence of this Section 6.3, the Company and each Borrower, jointly and severally, agree to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable out -of-pocket attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. The Company and each Borrower agree to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding, for the avoidance of doubt, any taxes imposed on or measured by the net income (and any franchise taxes and branch profits taxes) of Agent or Lender, any U.S. federal withholding taxes, any taxes imposed as a result of any assignment by Lender, and any taxes imposed as a result of a present or former connection between the Agent or Lender, as applicable, and the jurisdiction imposing such tax (other than connections arising solely from the Agent or Lender, as applicable, having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document)) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).

6.4                                     Lender Tax Certificates. Each Lender and the Agent shall deliver to the Company, on or prior to the date on which such Lender or Agent, as applicable, becomes a Lender or Agent, as applicable, under this Agreement (and from time to time thereafter upon the reasonable request of the Company), duly completed, valid, and executed originals of IRS Form W-9 (or any successor forms) certifying that such Lender or Agent, as applicable, is exempt from U.S. federal backup withholding tax.

6.5                                     Refunds. If any Lender determines, in its reasonable discretion, that it has received a refund of any taxes as to which it has been indemnified by Borrower, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made under Section 6.3 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Borrower, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this Section 6.5 (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such Lender is required to repay such refund to such governmental authority.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1                                               Financial Reports; Notices. The Company shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)                                      as soon as practicable (and in any event within 45 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by the Company’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)                                      as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments; as well as the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options, if the capitalization table has materially changed from the previous capitalization table;

(c)                                  as soon as practicable (and in any event within one hundred fifty (150) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by McGladrey & Pullen or other firm of independent certified public accountants selected by the Company and reasonably acceptable to Agent, accompanied by any management report from such accountants;

(d)                                 as soon as practicable (and in any event within 45 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;

(e)                                  promptly after the sending or filing thereof, as the case may be, copies of any notices that are sent by the Company to its holders of Preferred Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(f)                                   the annual budget promptly following its approval by the Company’s Board of Directors, and in any event, within 60 days after the end of the Company’s fiscal year, and other financial information reasonably requested by Agent.

(g)                                  Borrower shall not (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any change in its accounting policies or reporting practices that are not consistent with GAAP.

(h)                                 The fiscal year of Borrower shall end on December 31, unless Borrower delivers written notice to Agent of any anticipated change in the fiscal year or of Borrower’s fiscal quarters, provided, however that no such changes to Borrower’s fiscal quarters or year shall (i) add to Borrower’s time to comply with any covenant set forth in this Agreement, including without limitation in Addendum 1, (ii) expand the time periods for aggregating amounts under baskets in any of the definitions or other provisions set forth in this Agreement, and (iii) add time to any grace periods under way at the time of any such fiscal year change; provided further however, that audited financials and the annual budget shall be required only after the end of the newly-established fiscal year in any event.

The executed Compliance Certificate may be sent via facsimile to Agent at (650) 473-9194 or via e-mail to cnorman@herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to cnorman@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Agent at: (866) 468-8916, attention Chief Credit Officer.

7.2                               Management Rights. Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101 (d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies. Each of the rights set forth in this Section, whether exercised by representative, or by Agent or Lender, as applicable may be exercised no more than once every twelve (12) calendar months, unless an Event of Default has occurred and is continuing.

7.3                               Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may be requested by Agent, and take all further action that may be necessary or desirable, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4                               Indebtedness. No Borrower shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness except for (i) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion; and (ii) so long as there is no Event of Default immediately before or immediately after such prepayment, any mandatory prepayment of the Indebtedness described in clause (iii) of the term Permitted Indebtedness made in connection with the sale of equipment leased in connection therewith.

7.5                               Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens, except that there shall be no Liens whatsoever on Intellectual Property, except for Permitted Licenses. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property other than Permitted Licenses), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets. Borrower shall not agree with any Person other than Agent or Lender not to encumber its property.

7.6                               Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7                               Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.8                               Transfers. Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.9                               Mergers or Acquisitions. No Borrower shall merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into the Company or (b) a Borrower into another Borrower), and no Borrower shall acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person other than a Permitted Investment.

7.10                        Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges (together with any related interest or penalties) now or hereafter imposed or assessed by a governmental authority against Borrower, or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof, or upon Borrower’s rents, receipts or earnings arising therefrom, except for such taxes, fees or other charges that do not at any time exceed an aggregate amount of Twenty Thousand Dollars ($20,000). With respect to taxes, fees or charges imposed or assessed by a governmental authority against Agent or Lender, Borrower agrees to pay such taxes, fees or charges to the extent set forth in the second sentence of Section 6.3 hereof. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral, except where failure to file any such tax return does not result in penalties or other liabilities to Borrower in excess of in the aggregate, Twenty Thousand Dollars ($20,000). Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes, fees, or other charges imposed by a governmental authority for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11                        Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.

7.12                        Deposit Accounts. Neither Borrower nor any Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement, other than Excluded Collateral.

7.13                        Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Domestic Subsidiary to execute and deliver to Agent a Joinder Agreement.

7.14                        Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default, such notice to be sent via facsimile to Agent.

7.15                        Notification of an Update. Borrower shall give written notice to Agent of any changes or updates in Exhibit E, relating to financial accounts, in accordance with Section 5.12 hereof, provided however that all such accounts shall remain subject to the provisions of Section 7.12 above.

7.16                        Agent and Lender have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the loan to Borrower will be made under the SBA license and the SBIC Act. Addendum 1 to this Agreement outlines various responsibilities of Agent, Lender and Borrower associated with an SBA loan, and such Addendum 1 is hereby incorporated in this Agreement.

7.17                        Post-Closing Items. Borrower shall use its commercially reasonable efforts to deliver or cause to be delivered the documents listed on Schedule 7.17 on or before the corresponding dates set forth on Schedule 7.17.

SECTION 8. RIGHT TO INVEST

8.1                               In accordance with Section 4.1, Lender or its assignee or nominee shall participate in Borrower’s Series C Preferred Stock financing in an amount of up to $1,500,000.00 on the same terms, conditions and pricing afforded to others participating in such financing.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1                               Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date, provided, however, that no Event of Default shall occur on account of a failure to pay due solely to an administrative or operational error of Lender in auto-debiting Borrower’s account, or of any depositary institution that is crediting by ACH or wiring such payment if Borrower had the funds to make the payment when due and makes the payment within three (3) days following Borrower’s knowledge of such failure to pay; or

9.2                               Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14 and 7.16), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than fifteen (15) days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14 and 7.16, the occurrence of such default; or

9.3                               Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or

9.4                               Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect; or

9.5                               Insolvency. Any Borrower (A) (i) shall make an assignment of substantially all of its assets for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.6                               Attachments; Judgments. Any portion in excess of $100,000 of Borrower’s assets is attached or seized, or a levy of at least $100,000 is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $300,000 not covered by insurance, or Borrower is enjoined or in any way prevented by court order from conducting any material part of its business; or

9.7                               Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of $100,000, or the occurrence of any default under any agreement or obligation of Borrower that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. REMEDIES

10.1                        General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, at its option, accelerate and demand payment of all or any part of the Secured Obligations together with, if such acceleration and demand occurs in any of the first thirty-six (36) months following the Closing Date, a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2                        Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3                        No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4                        Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1                        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2                        Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by email transmission or facsimile as long as such email transmission or facsimile is made within normal business hours and confirmed received, and if not, on the next succeeding business day when opened for business or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)                                 If to Agent:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Chad Norman

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

(b)                                 If to Lender:

HERCULES TECHNOLOGY III, L.P.

Legal Department

Attention: Chief Legal Officer and Chad Norman

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

(c)                                  If to Borrower:

Neos Therapeutics, Inc.

Attention: Victor Miller, VP Finance

100 Tristate International, Suite 220

Lincolnshire, IL 60069-4418

Email: vmiller@neostx.com

Facsimile: 847-597-1981

Telephone: 847-597-1991

or to such other address as each party may designate for itself by like notice.

11.3                        Entire Agreement; Amendments.

(a)                                 This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated February 14, 2014.)

(b)                                 Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.

11.4                        No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5                        No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6                        Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

11.7                        Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns; provided, however, that as long as Hercules Technology III, L.P. remains a Lender hereunder, Agent will remain the administrative agent hereunder; and provided further, however that, prior to the occurrence of an Event of Default, any such assignment by Agent or Lender to a direct competitor of Borrower shall require the prior consent of Borrower.

11.8                        Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9                        Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and

(d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10                 Mutual Waiver of Jury Trial / Judicial Reference.

(a)                                 Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY (THE “JURY TRIAL WAIVER”) OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This Jury Trial Waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document. For avoidance of doubt, this Jury Trial Waiver is only a waiver of the right to trial by jury, and does not otherwise constitute a waiver of Claims for any other purpose.

(b)                                 If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)                                  In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11                 Professional Fees. Borrower promises to pay Agent’s and Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable out-of-pocket attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12                 Confidentiality. Agent and Lender and Borrower make the agreements to each other set forth in Addendum 2 with respect to Confidential Information.

11.13                 Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14                 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15                 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16                 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Borrower.

11.17                 Agency.

(a)                                 Lender hereby irrevocably appoints Hercules Technology Growth Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)                                 Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c)                                  Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d)                                 Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

(i)             be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)          have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)       except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by any Person serving as the Agent or any of its affiliates in any capacity.

(e)                                   The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f)                                    The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(g)                                   Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18                 Publicity. (a) Neither Agent, nor Lender nor any of their affiliates shall, without Borrower’s consent which shall not be unreasonably withheld or delayed, publicize or use (i) Borrower’s name (including a brief description of the relationship among Borrower, Agent and Lender) and logo and a hyperlink to Borrower’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Lender Publicity Materials”); (ii) the names of officers of Borrower in the Lender Publicity Materials; and (iii) Borrower’s name, trademarks or servicemarks in any news release concerning Agent or Lender; notwithstanding the above, Lender shall give Borrower a reasonable opportunity to review and consent to the Lender Publicity Materials.

(b)                                 Neither Borrower nor any of its member businesses and affiliates shall, without Agent’s and Lender’s consent which shall not be unreasonably withheld or delayed, publicize or use (i) Agent’s or Lender’s name (including a brief description of the relationship among Borrower, Agent and Lender), and logo and a hyperlink to Agent’s or Lender’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Borrower Publicity Materials”); (ii) the names of officers of Agent or Lender in the Borrower Publicity Materials; and (iii) Agent’s or Lender’s name, trademarks, servicemarks in any news release concerning Borrower.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

NEOS THERAPEUTICS, INC.		NEOS THERAPEUTICS, LP

Signature:	/s/ Vipin K. Garg	By:	PharmaFab Texas, LLC, its
General Partner
Print Name:	Vipin K. Garg
By:
Title:	Chief Executive Officer
		Signature:	/s/ Vipin K. Garg

		Print Name:	Vipin K. Garg

		Title:	Manager

PHARMAFAB TEXAS, LLC

Signature:	/s/ Vipin K. Garg

Print Name:	Vipin K. Garg

Title:	Manager

Accepted in Palo Alto, California:

HERCULES TECHNOLOGY GROWTH		HERCULES TECHNOLOGY III, L.P.,
CATITAL, INC,		a Delaware limited partnership

Signature:	/s/ Ben Bang	By:	Hercules Technology SBIC
Management, LLC, its General
Print Name:	Ben Bang	Partner

Title:	Senior Counsel	By:	Hercules Technology Growth
Capital, Inc., its Manager

		By:	/s/ Ben Bang

		Name:	Ben Bang

		Its:	Senior Counsel

Addendum 1:	SBA Provisions

Addendum 2:	Confidentiality Agreements

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B-1:	Term Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Debit Authorization Agreement

Schedule 1	Subsidiaries
Schedule 1.1	Commitments
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Licenses
Schedule ID	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Government Authorities
Schedule 5.8	Tax Matters
Schedule 5.14	Capitalization
Schedule 7.17	Post-Closing Items

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

(a)                                 Borrower’s Business. For purposes of this Addendum 1, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower represents and warrants to Agent and Lender as of the Closing Date and covenants to Agent and Lender for a period of one year after the Closing Date with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:

1.                                      Size Status. Borrower does not have tangible net worth in excess of $18 million or average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years in excess of $6 million;

2.                                      No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.                                      No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.                                      No Real Estate Business. Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.                                      No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6.                                      No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.                                      No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation. At the time of the Loan, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States. The representation in this subsection (7) is made only as of the date hereof and shall not continue for one year as contemplated in the first sentence of this Section 1.

(b)                                 Small Business Administration Documentation. Agent and Lender acknowledge that Borrower completed, executed and delivered to Agent SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Borrower regarding its intended use of proceeds from the sale of securities to Lender (the “Use of Proceeds Statement”). Borrower represents and warrants to Agent and Lender that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete.

(c)                                  Inspection. The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents. Borrower shall afford to Agent and examiners of the Small Business Administration reasonable access, during normal business hours on not less than two (2) business days notice, to the book, records and properties of the Borrower and their subsidiaries in accordance with 13 C.F.R. Section 107.620(c) and to verify the use of proceeds.

(d)                                 Annual Assessment. Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Agent or Lender, Borrower will deliver to Agent a written assessment of the economic impact of Lender’s investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with Lender’s filing of Lender’s SBA Form 468. Lender will assist Borrower with preparing such assessment. Borrower also will furnish or cause to be furnished to Agent and Lender such other information regarding the business, affairs and condition of Borrower as Agent or Lender may from time to time reasonably request.

(e)                                  Use of Proceeds. Borrower will use the proceeds from the Loan only for sound business purposes in accordance with applicable SBA regulations. Borrower will deliver to Agent from time to time promptly following Agent’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. Borrower will supply to Agent such additional information and documents as Agent reasonably requests with respect to its use of proceeds and will permit Agent and Lender and the SBA to have access to any and all Borrower records and information and personnel as Agent deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified above.

(f)                                   Activities and Proceeds. Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720. Without obtaining the prior written approval of Agent, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

(g)                                  Redemption Provisions. Notwithstanding any provision to the contrary contained in the Certificate of Incorporation of Borrower, as amended from time to time (the “Charter”), if, pursuant to the redemption provisions contained in the Charter, Lender is entitled to a redemption of its Warrant, such redemption (in the case of Lender) will be at a price equal to the redemption price set forth in the Charter (the “Existing Redemption Price”). If, however, Lender delivers written notice to Borrower that the then current regulations promulgated under the SBIC Act prohibit payment of the Existing Redemption Price in the case of an SBIC (or, if applied, the Existing Redemption Price would cause the stock purchasable by such Warrant to lose its classification as an “equity security” and Lender has determined that such classification is unadvisable), the amount Lender will be entitled to receive shall be the greater of (i) fair market value of the securities being redeemed taking into account the rights and preferences of such securities plus any costs and expenses of the Lender incurred in making or maintaining the Warrant, and (ii) the Existing Redemption Price where the amount of accrued but unpaid dividends payable to the Lender is limited to Borrower’s earnings plus any costs and expenses of the Lender incurred in making or maintaining the Warrant; provided, however, the amount calculated in subsections (i) or (ii) above shall not exceed the Existing Redemption Price.

(h)                                 Compliance and Resolution. Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum will constitute a breach of the obligations of Borrower under the financing agreements among Borrower, Agent and Lender. In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Agent or Lender reasonably believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Agent, Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Agent, Lender, and any governmental regulatory agency, and (ii) upon request of Lender or Agent, Borrower will cooperate and assist with any assignment of the financing agreements among Hercules Technology III, L.P. and Hercules Technology Growth Capital, Inc. In the event of an assertion by any governmental regulatory agency (or Agent or Lender believes that there is a substantial risk of such assertion) that Agent, Lender and their affiliates are not entitled to hold, or exercise any significant right with respect to, any debt securities or loan obligations issued to Lender by Borrower, Agent, Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Agent, Lender, and any governmental regulatory agency, and if such issues cannot be resolved to the reasonable satisfaction of all parties, Agent and Lender shall use their commercially reasonable efforts to transfer Lender’s interest in the debt securities or loan obligations issued by Borrower to an affiliate of Lender that is not a licensee under the SBIC Act.

ADDENDUM 2 TO LOAN AND SECURITY AGREEMENT

CONFIDENTIALITY AGREEMENTS

1.                                      Each of Lender, Agent, and Borrower (each a “PARTY”), on behalf of itself and its AFFILIATES (as defined below) (collectively, the “DISCLOSING PARTY”), may disclose to the other PARTY (or PARTIES) and its AFFILIATES (collectively, whether one or more, the “RECEIVING PARTY”) certain confidential and proprietary technical, financial, business or other information in connection with or relating to the loan transaction governed by the Loan Agreement and related Loan Documents and exercise of remedies thereunder or as required thereby (the “PROJECT”). Subject to paragraph 2, “CONFIDENTIAL INFORMATION” shall mean any and all proprietary information or material that is provided or communicated to the RECEIVING PARTY by or on behalf of the DISCLOSING PARTY in connection with the PROJECT or any discussions or negotiations with respect thereto; and any data, ideas, concepts or techniques contained therein, as well as any copies thereof, and shall include, without limitation, proprietary information or material related to a PARTY’S or any of its AFFILIATE’S (A) financial information, business plans, projections or strategies, property, business practices and relationships, corporate policies, procedures, processes, systems, methods of operation, or marketing plans; (B) research, development or other investigative activities; (C) regulatory and quality control practices, procedures or policies; (D) products, specifications, formulas, ingredients, pricing policies, marketing plans, product costs or promotional activities, including samples of products and the structure and utilities of final and intermediate product compositions; (E) customer, supplier or employee information or agreements; (F) medical, scientific or other technical information, including manufacturing capacities, equipment, processes and plant layout; (G) corporate, strategic, commercial, license or other agreements; or (H) inventions, innovations, improvements, know-how, trade secrets or other proprietary information. CONFIDENTIAL INFORMATION may be disclosed orally, visually, in writing, by delivery of materials containing CONFIDENTIAL INFORMATION or in any other form, including, without limitation, any documents, drawings, diagrams, designs, flowcharts, databases, models, plans and software (including source and object codes).

2.                                      CONFIDENTIAL INFORMATION does not include information that:

(i)                                     is in the public domain at the time of disclosure or thereafter becomes part of the public domain other than by a breach of this ADDENDUM by the RECEIVING PARTY;

(ii)                                  was within the RECEIVING PARTY’S possession, as shown by written records, prior to it being furnished by or on behalf of the DISCLOSING PARTY;

(iii)                               becomes available to the RECEIVING PARTY on a non-confidential basis from a source other than the DISCLOSING PARTY, provided that the source, to RECEIVING PARTY’S knowledge after due inquiry, was not prohibited from disclosing such information; or

(iv)                              is independently developed by employees of the RECEIVING PARTY without the knowledge, aid, application or use of the CONFIDENTIAL INFORMATION of the DISCLOSING PARTY (and such independent development can be properly demonstrated by the RECEIVING PARTY).

Specific aspects or details of CONFIDENTIAL INFORMATION shall not be deemed to be within the public domain or in the possession of the RECEIVING PARTY merely because the CONFIDENTIAL INFORMATION is embraced by general disclosures in the public domain or in the possession of the RECEIVING PARTY. In addition, any combination of features or disclosures of CONFIDENTIAL INFORMATION shall not be deemed to be within the public domain or in the possession of the RECEIVING PARTY merely because individual features are published or available to the general public or in the rightful possession of the RECEIVING PARTY unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the RECEIVING PARTY.

3.                                      RECEIVING PARTY shall not disclose any of the CONFIDENTIAL INFORMATION of the DISCLOSING PARTY in any manner whatsoever to any third party except as permitted herein or as required by law, regulation or order. RECEIVING PARTY shall use the CONFIDENTIAL INFORMATION of the DISCLOSING PARTY solely for the purposes relating to the Loan and Security Agreement (the “Loan Agreement”) of which this ADDENDUM is a part.

4.                                      RECEIVING PARTY shall limit internal disclosure of CONFIDENTIAL INFORMATION of the DISCLOSING PARTY to only those of its and its AFFILIATES’ directors, officers, employees, consultants, financing sources and agents whose access to such CONFIDENTIAL INFORMATION is necessary for the sole purpose of administration of the PROJECT and, as applicable, exercise of remedies thereunder (collectively, the “RECIPIENTS”). The RECEIVING PARTY shall ensure that prior to disclosing CONFIDENTIAL INFORMATION of the DISCLOSING PARTY to any RECIPIENT, the RECIPIENT has been apprised of the confidential nature of the CONFIDENTIAL INFORMATION and the obligations hereunder with respect thereto, and is subject to confidentiality obligations at least as stringent as those contained in this ADDENDUM. The RECEIVING PARTY shall be responsible to the DISCLOSING PARTY for any and all breaches of this AGREEMENT by its RECIPIENTS as if the breaches had been a breach by the RECEIVING PARTY. For purposes of this ADDENDUM, “AFFILIATE” shall mean, with respect to a PARTY, any corporation, company, partnership, joint venture or entity which controls, is controlled by, or is under common control with such PARTY. “Control” shall mean (i) the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting securities or other ownership interest of an entity, or (ii) the possession, directly or indirectly, of the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

5.                                      RECEIVING PARTY will take all reasonable steps and shall cause its RECIPIENTS to take all reasonable steps, including but not limited to those steps taken to protect proprietary or confidential information of the RECEIVING PARTY, but in no event less than what is required to meet a reasonable standard of care in the pharmaceutical industry, to prevent disclosure or use of the CONFIDENTIAL INFORMATION of the DISCLOSING PARTY in violation of this ADDENDUM.

6.                                      Notwithstanding the foregoing restrictions on disclosure of CONFIDENTIAL INFORMATION of the DISCLOSING PARTY, the RECEIVING PARTY may disclose CONFIDENTIAL INFORMATION of the DISCLOSING PARTY (i) in response to a valid order of a court or any governmental agency or regulatory body, (ii) to its auditors and regulators, or (iii) as otherwise required by law; provided that, if permitted by law, the RECEIVING PARTY promptly notifies the DISCLOSING PARTY of such pending order or requirement and lends DISCLOSING PARTY (at DISCLOSING PARTY’S sole expense) all reasonable assistance, so that the DISCLOSING PARTY may seek a protective order or other appropriate remedy; and provided further that in the event that no such protective order or other remedy is obtained, the RECEIVING PARTY will furnish only that portion of the CONFIDENTIAL INFORMATION which it is legally required to furnish in order to comply; and provided, further, that no such notice shall be required for, and nothing herein shall restrict, disclosures made to and required by regulatory authorities in the course of their examinations of the affairs of RECEIVING PARTY. Furthermore, the RECEIVING PARTY may disclose the CONFIDENTIAL INFORMATION (A) to the extent reasonably necessary in connection with RECEIVING PARTY’S exercise of any right or remedy under the Loan Agreement any Loan Document related thereto, including the RECEIVING PARTY’S sale, lease, or other disposition of Collateral (as defined in the Loan Agreement) after default, (B) to any participant or assignee of RECEIVING PARTY or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by the terms hereof prior to disclosure, or (C) otherwise with the prior consent of DISCLOSING PARTY.

7.                                      No rights or licenses to any trademarks, trade secrets, copyrights, patents, know-how or any other proprietary rights of the DISCLOSING PARTY are implied or granted under this ADDENDUM. All CONFIDENTIAL INFORMATION disclosed by or on behalf of the DISCLOSING PARTY (including all copies thereof) shall at all times remain the property of the DISCLOSING PARTY. It is agreed that to the extent any CONFIDENTIAL INFORMATION of the DISCLOSING PARTY is incorporated in any analyses, materials or documents developed by the RECEIVING PARTY in connection with the PROJECT, such CONFIDENTIAL INFORMATION is and shall remain subject to the terms and conditions of this ADDENDUM. It is further agreed that neither PARTY will disclose to any third party, except as set forth in Section 11.18 of the Agreement (i) any aspect of the PROJECT, or (ii) the existence of or any of the terms of this ADDENDUM, or (iii) any other facts with respect to the PARTIES’ roles in the PROJECT and the terms of the PROJECT, but either party may disclose that it is subject to this ADDENDUM.

8.                                      This ADDENDUM and the restrictions on use and disclosure of CONFIDENTIAL INFORMATION shall remain in effect for the greater of (i) the period from the date of this Agreement until the Term Loan Maturity Date; and (ii) a period of (A) five (5) years following disclosure with respect to technical, scientific, or product information (including, that related to properties and utilities of compositions and information about manufacturing processes, equipment and related matters) and (B) two (2) years with respect to all other CONFIDENTIAL INFORMATION.

9.                                      Upon DISCLOSING PARTY’S request, RECEIVING PARTY shall (i) promptly destroy all of the CONFIDENTIAL INFORMATION of the DISCLOSING PARTY (including any copies thereof). However, the RECEIVING PARTY may retain in a secure place such limited copies of the CONFIDENTIAL INFORMATION of the DISCLOSING PARTY as are necessary for legal, regulatory, and audit functions solely for the purpose of determining its obligations under and compliance with the terms of this ADDENDUM and applicable legal and regulatory requirements. Notwithstanding the foregoing, RECEIVING PARTY will continue to be bound by its obligation of confidentiality and non-use under this ADDENDUM.

10.                               The PARTIES understand and agree that money damages may not be a sufficient remedy for any breach of this ADDENDUM and that, in addition to any and all other remedies available at law or in equity, the non-breaching PARTY will be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any actual or threatened breach of this ADDENDUM. The non-breaching PARTY shall not be required to post bond in connection with any such claim or action for equitable relief.

11.                               Each PARTY represents that it has no obligations or commitments inconsistent with this ADDENDUM, nor will it assume any future obligations or commitments inconsistent with the specific terms and conditions of this ADDENDUM during the term hereof. The PARTIES understand that each PARTY has not made and does not make any representation or warranty as to the accuracy or completeness of its CONFIDENTIAL INFORMATION or the non-infringement of third party intellectual property rights. Neither PARTY shall have any liability to the other PARTY resulting from the use of its CONFIDENTIAL INFORMATION in accordance with the terms of this ADDENDUM.

12.                               This ADDENDUM constitutes the entire understanding between the PARTIES with respect to the CONFIDENTIAL INFORMATION. No modification, amendment or waiver of or to the terms of this ADDENDUM may be made without the written consent of both PARTIES. No failure or delay by a PARTY in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

13.                               Neither PARTY shall have any obligation to disclose CONFIDENTIAL INFORMATION to the other PARTY, nor shall either PARTY be obligated to accept disclosure from the other PARTY of any particular information. Neither PARTY shall have any obligation to enter into any further agreement with the other regarding the CONFIDENTIAL INFORMATION or the PROJECT.

14.                               If any provision of this ADDENDUM is held by any competent authority to be invalid or unenforceable in whole or in part, the validity of the other provisions of this AGREEMENT and the remainder of the provision in question shall not be affected thereby.

15.                               This ADDENDUM does not create any agency or partnership relationship between the PARTIES.

EXHIBIT A

ADVANCE REQUEST

To:	Agent:	Date:	March 28, 2014

Hercules Technology Growth Capital, Inc. (the “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Attn:

Neos Therapeutics, Inc. (“Borrower”) hereby requests from Hercules Technology III, L.P. (“Lender”) an Advance in the amount of Ten Million Dollars ($10,000,000.00) on March 28, 2014 (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, PharmaFab Texas, LLC, Neos Therapeutics, LP, Agent and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a) Issue a check payable to Borrower	☐

or

(b) Wire Funds to Borrower’s account	☐

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrant are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, if the financial information does not support this representation, based upon such review in its sole discretion, Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s corporate status and locations as set forth in Exhibit C have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of March 28, 2014.

BORROWER: NEOS THERAPEUTICS, INC.

SIGNATURE:
TITLE:
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated:

The Company hereby represents and warrants to Agent that the Company’s current name and organizational status is as follows:

Name:	Neos Therapeutics, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:

The Company hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B-1

SECURED TERM PROMISSORY NOTE

$[ ],000,000	Advance Date: March , 2014

Maturity Date: , 20[ ]

FOR VALUE RECEIVED, NEOS THERAPEUTICS, INC., a Delaware corporation, PharmaFab Texas, LLC, a Texas limited liability company, and Neos Therapeutics, LP, a Texas limited partnership, for themselves and each of their respective Domestic Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Technology III, L.P., a Delaware limited partnership or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310. Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [ ] Million Dollars ($[ ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a fixed rate equal to 9.0% per annum based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated March 28, 2014, by and among Borrower, the Lender, Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Agent”), and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense unless required by law. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

EACH BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:

NEOS THERAPEUTICS, INC.		NEOS THERAPEUTICS, LP

Signature:		By:	PharmaFab Texas, LLC, its
General Partner
Print Name:
By:
Title:	Chief Executive Officer
Signature:

Print Name:

		Title:	Manager

PHARMAFAB TEXAS, LLC

Signature:

Print Name:

Title:	Manager

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.                                      The Company represents and warrants to Agent that the Company’s current name and organizational status as of the Closing Date is as follows:

Name:	Neos Therapeutics, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	[***]

2.                                      The Company represents and warrants to Agent that for five (5) years prior to the Closing Date, the Company did not do business under any other name or organization or form except the following:

Name: Neos Therapeutics, LP

Used during dates of: 1999 - present

Type of Organization: Limited Partnership

State of organization: Texas

Organization file Number: [***]

The Company’s fiscal year ends on December 31

The Company’s federal employer identification number is: [***]

Name: PharmaFab Texas, LLC

Used during dates of: 1999 - present

Type of Organization: Limited Liability Company

State of organization: Texas

Organization file Number: [***]

The Company’s fiscal year ends on December 31

The Company’s federal employer identification number is: [***]

Name: Neostx, Inc.

Used during dates of: 1994 - present

Type of Organization: Corporation

State of organization: Texas

Organization file Number: [***]

The Company’s fiscal year ends on December 31

The Company’s federal employer identification number is: [***]

3.                                      The Company represents and warrants to Agent that its chief executive office is located at 2940 N. Hwy 360, Grand Prairie, TX 75050.

*              Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Name / Identifier of IP
Owner	or License	Type of IP	Expiration Date
Neos Therapeutics, LP	Innovation Meets Collaboration Reg No. 3,269,466	Trademark	7/24/2013 (plus 6 months grace period)
Neos Therapeutics, LP	DTRS Reg. No. 3,514,099	Trademark	10/7/2014 (plus 6 months grace period)
Neos Therapeutics, LP	Dynamic Time Release Suspension Reg No. 3,514,100	Trademark	10/7/2014 (plus 6 months grace period)
Neos Therapeutics, LP	Neos Therapeutics Application No. 85/947902	Trademark Application under review by PTO	Filed 5/31/2013
Neos Therapeutics, LP	Neos Therapeutics Reg. No. 3,951,112	Trademark	4/26/2017 (plus 6 months grace period)
Neos Therapeutics, Inc.	Votentez, Application No. 85/790921	Trademark-Notice of Allowance	Filed 11/29/2012
Neos Therapeutics, Inc.	Cotempla Application No. 85/790922	Trademark-Notice of Allowance	Filed 11/29/2012
Neos Therapeutics, Inc.	Addzela Application No. 85/949252	Trademark application under review by PTO	Filed 6/3/2013
Neos Therapeutics, Inc.	Adzenys Application No. 85/949275	Trademark application under review by PTO	Filed 6/3/2013
Neos Therapeutics, Inc.	Teyana Application No. 85/949267	Trademark application under review by PTO	Filed 6/3/2013
Neos Therapeutics, Inc.	Alumbria Application No. 85/949263	Trademark application under review by PTO	Filed 6/3/2013
Neos Therapeutics, LP	“Anti-Bubbles” for Tussionex ANDA and NT0201	Patent	Issued 2012
Neos Therapeutics, LP	“Salt Shifting” for Future Products	Patent	Issued 2012
Neos Therapeutics, LP	“Baby Batch” for Tussionex ANDA and NT0201	Patent	Issued 2013
Neos Therapeutics, LP	“NCR/CPR Particle Size” for Tussionex ANDA	Patent	Issued 2013
Neos Therapeutics, LP	“Anti-Bubbles” for Tussionex ANDA and	Patent Application	Filed 2012

NT0201
Neos Therapeutics, LP	“RDIM” Formulations for NT0202 and NT0102	Patent Application	Filed 2010
Neos Therapeutics, LP	“Loading” for Future Products	Patent Application	Filed 2011
Neos Therapeutics, LP	“Abuse Deterrent” for Future Products	Patent Application	Filed 2012
Neos Therapeutics, LP	Dosage Forms for Oral Administration and Methods of Treatment Using the Same for NT0202, NT0201 and NT0102	Patent Application	Filed June 2012
Neos Therapeutics, LP	Dosage Forms for Oral Administration and Methods of Treatment Using the Same for NT0202, NT0201 and NT0102	Patent Application	Filed March 2013
Neos Therapeutics, LP	Dosage Forms for Oral Administration and Methods of Treatment Using the Same for NT0202, NT0201 and NT0102	Patent Application	Filed March 2013
Neos Therapeutics, LP	Dosage Forms for Oral Administration and Methods of Treatment Using the Same for NT0202, NT0201 and NT0102	Patent Application	Filed March 2013
Neos Therapeutics, LP	Dosage Forms for Oral Administration and Methods of Treatment Using the Same for NT0202, NT0201 and NT0102	Patent Application	Filed March 2013
Neos Therapeutics, LP	Dosage Forms for Oral Administration and Methods of Treatment Using the Same for NT0202, NT0201 and NT0102	Patent Application	Filed March 2013
Neos Therapeutics, LP	Baby Batch-P Chem for Tussionex ANDA	Patent Application	Filed May 2013

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

		Average Balance in
Institution Name and Address	Account Number	Account	Name of Account Owner
First Republic Bank, 12626 High Bluff Dr., Ste 400, San Diego, CA 92130	80000262197	$2,744,200	Neos Therapeutics, Inc.
First Republic Bank, 12626 High Bluff Dr., Ste 400, San Diego, CA 92130	80000130444	$157,525	Neos Therapeutics, LP
First Republic Bank, 12626 High Bluff Dr., Ste 400, San Diego, CA 92130	80001119289	$1,010,500	Neos Therapeutics, Inc.
First Republic Securities, 111 Pine St., San Franciscoe, CA 94111	088-00153663	$11,611,800	Neos Therapeutics, Inc.
First Republic Securities, 111 Pine St., San Franciscoe, CA 94111	33L-501674	$3,798,700	Neos Therapeutics, Inc.
TD Ameritrade, 111 West Micheltorena St., Ste 210, Santa Barbara, CA 93101	912-032155	$0.00	Neos Therapeutics, Inc.

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Technology Growth Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated March 28, 2014, and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Technology Growth Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) Neos Therapeutics, Inc. (the “Company”), PharmaFab Texas, LLC , and Neos Therapeutics, LP, collectively as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies (i) that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending                      with all covenants, conditions and terms of the Loan Agreement; and (ii) there has been no material change in the capitalization table of the Company since the last capitalization table for the Company provided to Agent; provided however that, if a capitalization table is attached to this Compliance Certificate, such capitalization table for the Company reflects any material changes in the capitalization table since the last capitalization table for the Company provided to Agent.

Attached are the required financial reporting documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

CHECK IF
REPORTING REQUIREMENT	REQUIRED	ATTACHED

Interim Financial Statements	Monthly within 45 days	☐

Interim Financial Statements	Quarterly within 45 days	☐

Audited Financial Statements	FYE within 150 days	☐

Very Truly Yours,

NEOS THERAPEUTICS, INC.

By:

Name:

Its:

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [               ], 20[  ], and is entered into by and between                                ., a                           corporation (“Subsidiary”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A.           Subsidiary’s Affiliates, Neos Therapeutics, Inc. (“Company”), PharmaFab Texas, LLC, and Neos Therapeutics, LP have entered into that certain Loan and Security Agreement dated March 28, 2014, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B.           Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.              The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.              By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [Delaware], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

3.              Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.              Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

.

By:
Name:
Title:

Address:

Telephone:
Facsimile:

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Technology III, L.P.(“Lender”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated March 28, 2014 between Neos Therapeutics, Inc., PharmaFab Texas, LLC, and Neos Therapeutics, LP (collectively, “Borrowers”), Lender, and Hercules Technology Growth Capital, Inc., as Agent (the “Agreement”)

In connection with the above referenced Agreement, Neos Therapeutics, Inc., a Borrower, hereby authorizes Lender and Agent, on Lender’s behalf, to initiate debit entries for the periodic payments due under the Agreement to such Borrower’s account indicated below. Such Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

NEOS THERAPEUTICS, INC.

By:

Date:

SCHEDULES

These Schedules (the “Schedules”) are provided in connection with that certain Loan and Security Agreement, dated as of March 28, 2014 (the “Agreement”), by and among Neos Therapeutics, Inc., a Delaware corporation (the “Company”), PharmaFab Texas, LLC, a Texas limited liability company, and Neos Therapeutics, LP, a Texas limited partnership, and each of their respective Domestic Subsidiaries that may hereafter be formed and that join in this Agreement (each, a “Borrower” and referred to individually and collectively as “Borrower”), Hercules Technology III, L.P. and the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

The information disclosed in these Schedules is intended to qualify the representations and warranties contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations and warranties on the part of the Borrower. Nothing in these Schedules constitutes an admission of any liability or obligation of Borrower to any third person, or an admission to any third person against the interest of Borrower. Descriptions or references of particular contracts, agreements, notices or similar documents herein are qualified in their entirety by reference to such documents. The disclosure of any item or information in these Schedules shall not be construed as an admission that such item or information is material to Borrower, and any inclusion in these Schedules shall not be used in any dispute or controversy between the parties to the Agreement to determine whether any obligation, item or matter (whether or not included in these Schedules or described in the Agreement) is or is not material for purposes of the Agreement. In disclosing the information in these Schedules, Borrower does not waive any attorney-client privilege associated with any such information or any protection afforded by the “work product doctrine” with respect to any of the matters disclosed or discussed herein.

The Borrower discloses the following items (each item is numbered in accordance with the Agreement); provided that the disclosures in any section or subsection of these Schedules shall qualify the disclosure in other sections and subsections only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The headings contained in these Schedules are for convenience of reference only and shall not be deemed to modify or affect the interpretation of the information contained in these Schedules.

SCHEDULE 1

SUBSIDIARIES

1.              Neos Therapeutics, LP, a Texas limited partnership

2.              PharmaFab Texas, LLC, a Texas limited liability company

3.              Neostx, Inc., a Texas corporation

SCHEDULE 1.1

COMMITMENTS

Lender	Term Commitment
Hercules Technology III, L.P.	$20,000,000

Total Commitments	$20,000,000

SCHEDULE 1A

EXISTING PERMITTED INDEBTEDNESS

None.

SCHEDULE 1B

EXISTING PERMITTED INVESTMENTS

None.

SCHEDULE 1C

EXISTING PERMITTED LICENSES

None.

SCHEDULE 1D

EXISTING PERMITTED LIENS

None.

SCHEDULE 5.3

CONSENTS; ETC.

None.

SCHEDULE 5.5

ACTION BEFORE GOVERNMENTAL AUTHORITIES

[***]

*              Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

SCHEDULE 5.8

TAX MATTERS

None.

SCHEDULE 5.14

CAPITALIZATION

	Fully Diluted Share	Fully Diluted
Share Class	Total	Ownership %
Common Stock/Warrants	1,199,135	5.80%
Series A	1,170,000	5.66%
Series B	3,113,099	15.05%
Series B-1(1)	5,461,802	26.41%
Series C Stock/Warrant(2)(3)	7,313,612	35.37%
Common Stock/Options (Mgmt/Dir/Emp)(4)	2,422,679	12.04%
Total	20,680,327	100.00%

(1)  Excludes the 8% dividend payable in additional shares of B-1 preferred stock or cash at the Board’s discretion.

(2)  Warrant is for, at the election of the holder, the Series C preferred stock or the next round of preferred stock.

(3)  Excludes warrant for 60,000 shares of preferred stock that would be issued assuming senior debt is fully drawn.

(4)  Excludes 233,363 shares of common stock that remain available for grant under the 2009 Equity Plan.

SCHEDULE 7.17

POST-CLOSING ITEMS

Borrower shall deliver or cause to be delivered to Agent:

1.                                      On or before April 28, 2014, a Subordination Agreement in form reasonably satisfactory to Lender with Riverside Business Green ,L.P., the landlord of premises located in Grand Prairie, Texas leased by Neos Therapeutics, L.P.

2.                                      On or before April 2, 2014, a Securities Account Control Agreement executed by the Company and First Republic Securities Co., L.L.C.

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 28, 2014 and is entered into by and among NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), PHARMAFAB TEXAS, LLC, a Texas limited liability company, and NEOS THERAPEUTICS, LP, a Texas limited partnership, and each of their respective Domestic Subsidiaries that may hereafter be formed and that join in this Agreement (each, a “Borrower” and referred to individually and collectively as “Borrower”), HERCULES TECHNOLOGY III, L.P. and the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A.                                    Borrower, Lender and Agent have entered into that certain Loan and Security Agreement dated as of March 28, 2014 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.                                    Pursuant to the terms of an Asset Purchase Agreement to be entered into concurrently herewith between the Company and Cornerstone BioPharma, Inc. (“Cornerstone”), an unsigned execution copy which is attached as Exhibit A hereto, the Borrower plans to acquire certain rights in the Tussionex Product (as defined below) owned by Cornerstone, including the abbreviated new drug application for the Product and Cornerstone’s rights under the Collaboration Agreement (as hereinafter defined) for an upfront payment of [***] and two earn-out payments of [***].

C.                                    Pursuant to the terms of that certain Letter Agreement to be entered into concurrently herewith between the Company and Coating Place, Inc. (“CPI”), an unsigned execution copy of which is attached as Exhibit B hereto, the Borrower plans to acquire the profit sharing interest under the Collaboration Agreement held by CPI for [***].

D.                                    Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.                                      AMENDMENTS.

1.1                               Section 1.1  Definitions.

(a)                                 New Definitions. The following definitions are hereby inserted alphabetically into Section 1.1:

*              Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

“Collaboration Agreement” means that certain Development and Manufacturing Agreement, dated February 27, 2008, as supplemented by an Addendum dated June 19, 2008, an Amendment No. 1 dated June 16, 2009, and Amendment No. 2 dated September 12, 2013 by and among Cornerstone, Neos Therapeutics, L.P., and CPI relating to developing, manufacturing, marketing and selling a generic equivalent to Tussionex®;

“Cornerstone” means Cornerstone BioPharma, Inc., a Delaware corporation; and

“CPI” means Coating Place, Inc., a Wisconsin corporation.

“Tussionex Product” means the generic Tussionex® product.

(b)                                 Amended Definition. Clause (xiv) of the definition of “Permitted Investments” is amended and restated as follows:

(xiv)                       Investments consisting of Borrower’s acquisition of Cornerstone’s and CPI’s rights in the Collaboration Agreement relating to the Tussionex Product and Borrower’s acquisition of the Tussionex Product rights owned by Cornerstone, which include the Tussionex Product abbreviated new drug application (ANDA) and related regulatory files, certain assigned contracts, inventory and Tussionex Product trade dress;

1.2                               Section 7.3.  The following sentence shall be added to the end of Section 7.3:

“Borrower shall deliver fully executed copies of the agreements attached as Exhibits A and B to the Amendment to the Agreement dated August 28, 2014 promptly following their execution.”

2.                                      BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

2.1                               Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

2.2                               Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3                               The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

2

2.6                               As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.                                      LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.                                      EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1                               Amendment. Borrower and Lender shall have duly executed and delivered this Amendment to Lender.

4.2                               Payment of Lender Expenses. Borrower shall have paid all Lender Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5.                                      COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

6.                                      INCORPORATION BY REFERENCE. The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[signature page follows]

3

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

NEOS THERAPEUTICS, INC.		NEOS THERAPEUTICS, LP

Signature:	/s/ Vipin K. Garg	By:		PharmaFab Texas, LLC, its General
Partner
Print Name:	Vipin K. Garg
		Signature:		/s/ Vipin K. Garg
Title:	Chief Executive Officer
		Print Name:		Vipin K. Garg

		Title:		Manager

PHARMAFAB TEXAS, LLC

Signature:	/s/ Vipin K. Garg

Print Name:	Vipin K. Garg

Title:	Manager

Accepted in Palo Alto, California:

AGENT:		LENDER:

HERCULES TECHNOLOGY GROWTH		HERCULES TECHNOLOGY III, L.P.,
CAPITAL, INC.		a Delaware limited partnership

Signature:	/s/ Ben Bang	By:		Hercules Technology SBIC
	Ben Bang, Senior Counsel			Management, LLC, its General
Partner

		By:		Hercules Technology Growth Capital,
Inc., its Manager

			By:	/s/ Ben Bang
Ben Bang, Senior Counsel

Exhibit A

[Asset Purchase Agreement]

See Exhibit 10.12 to the Registration Statement

AMENDMENT NO. 2

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of September 25, 2014 (the “Second Amendment Date”) and is entered into by and among NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), PHARMAFAB TEXAS, LLC, a Texas limited liability company, and NEOS THERAPEUTICS, LP, a Texas limited partnership, and each of their respective Domestic Subsidiaries that may hereafter be formed and that join in this Agreement (each, a “Borrower” and referred to individually and collectively as “Borrower”), HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership, and the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below). By signing this Amendment, Hercules Technology Growth Capital, Inc. shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Lender (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis.

RECITALS

A.                                    Borrower, Lender and Agent have entered into that certain Loan and Security Agreement dated as of March 28, 2014 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.                                    Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.                                      AMENDMENTS.

1.1                               Section 1.1           Definitions.

(a)                                 New Definitions. The following definitions are hereby inserted alphabetically into Section 1.1:

“Initial Loan End of Term Charge” means $425,000 to be paid in accordance with Section 2.5.

“Second Amendment Commitment Fee” means $10,000.00, which fee is due to Lender on or prior to the Second Amendment Date, shall be deemed fully earned on such date regardless of the early termination of this Agreement, and shall be applied in its entirety towards the Agent’s and Lenders’ non-legal transaction costs and due diligence expenses.

“Second Amendment End of Term Charge” means $637,500.00 to be paid in accordance with Section 2.5.

“Second Amendment Facility Charge” means One Hundred Fifty Thousand Dollars ($150,000.00), representing one percent (1.0%) of the aggregate Term Commitment of Lender to fund Tranche A, Tranche B and Tranche C.

“Second Amendment Warrant” means that certain warrant between the Company, as grantor, and Lender, as holder, entered into in connection with this Amendment, as may be amended, restated or modified from time to time.

“Tranche A/B Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) 10.50% plus the prime rate as reported in The Wall Street Journal minus 3.25%, and (ii) 10.50%.

“Tranche B Interest Only Extension Conditions” shall mean satisfaction of each of the following events: (a) Borrower achieves the Tranche B Performance Milestone; and (b) Borrower receives a Tranche B Term Loan Advance,

“Tranche B Performance Milestone” means Borrower’s receipt of New Drug Application (NDA) acceptance from the U.S. Food and Drug Administration for either one of NT0201 or NT0102.

“Tranche C Interest Only Extension Conditions” shall mean satisfaction of each of the following events; (a) Borrower achieves the Tranche C Performance Milestone; and (b) Borrower receives a Tranche C Term Loan Advance.

“Tranche C Performance Milestone” means Borrower’s receipt of (a) New Drug Application (NDA) acceptance from the U.S. Food and Drug Administration for both NT0201 and NT0102, or (b) Borrower’s resubmission of an NDA for the second of NT0201, NT0102 or NT0202 after the first has been accepted by the U.S. Food and Drug Administration, or (c) the closing of any partnership, licensing transaction or equity financing that becomes effective after the Second Amendment Date and results in aggregate upfront cash proceeds to Borrower of at least $30,000,000 cumulatively received on or after August 28, 2014,

(b)                                 Deleted Definitions. The definitions of “End of Term Charge,” “Interest Only Extension Conditions” and “Performance Milestone” are hereby deleted in their entirety,

(c)                                  Amended Definitions. The following definitions are hereby amended and restated in their entirety as follows:

“Amortization Date” means August 1, 2015; provided however, if the Tranche B Interest Only Extension Conditions are satisfied, then January 1, 2016, and if the Tranche C Interest Only Extension Conditions are satisfied, then May 1, 2016.

“Chief Financial Officer” shall mean the senior financial officer from to time.

“Maximum Term Loan Amount” means Twenty-Five Million and No/100 Dollars ($25,000,000).

2

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1 (Revised).

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) 9.0% plus the prime rate as reported in The Wall Street Journal minus 3.25%, and (ii) 9.0%.

1.2                               Section 2.1(a). Section 2.1(a) is hereby amended and restated in its entirety as follows:

2.1(a)           Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $10,000,000.00 (the “Initial Loan”) on the Closing Date. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $5,000,000 (“Tranche A”) on the Second Amendment Date. Provided no Event of Default shall have occurred and is continuing, beginning on the date Borrower satisfies the Tranche B Performance Milestone and continuing until March 31, 2015, Borrower may draw and Lender will make an additional Term Loan Advance of $5,000,000 (“Tranche B”). Provided no Event of Default shall have occurred and is continuing, beginning on the date Borrower satisfies the Tranche C Performance Milestone and continuing until June 30, 2015, Borrower may draw and Lender will make an additional Term Loan Advance of $5,000,000 (“Tranche C”). The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount.

1.3                               Section 2.1(c). Section 2.1(c) is hereby amended and restated in its entirety as follows:

2.1(c)            Interest. (i) The principal balances of the Initial Loan and the Tranche C Term Loan Advance shall bear interest thereon from the applicable Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed; and the principal balance of the Tranche A Term Loan Advance and the Tranche B Term Loan Advance shall bear interest thereon from the applicable Advance Date at the Tranche A/B Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate and the Tranche A/B Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time, but shall be fixed as to the applicable Advance on the date each Advance is funded. With respect to the Initial Loan, the Term Loan Interest Rate was fixed at 9.0% on the Closing Date.

1.4                                       Section 2.5. Section 2.5 is hereby amended and restated in its entirety as follows:

2.5            End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender the Initial Loan End of Term Charge and the Second Amendment End of Term Charge. Notwithstanding the required payment dates, the Initial Loan End of Term Charge shall be deemed earned by Lender as of the

3

Closing Date, and the Second Amendment End of Term Charge shall be deemed earned by Lender as of the Second Amendment Date.

1.5                               Exhibits and Schedules. Exhibit D (Borrower’s Patents, Trademarks, Copyrights and Licenses), Exhibit E (Borrower’s Deposit Accounts and Investment Accounts), Schedule 1.1 (Commitments), Schedule 5.5 (Action Before Governmental Authorities) and Schedule 5.14 (Capitalization) of the Loan Agreement are each hereby amended and restated in their entirety by the revised forms of Exhibit D, Exhibit E, Schedule 1.1, Schedule 5.5 and Schedule 5.14 attached to this Second Amendment and incorporated herein.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

2.1                               Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

2.2                               Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3                               The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

2.6                               As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.                                      LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and

4

delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.                                      EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1                               Amendment. Borrower and Lender shall have duly executed and delivered this Amendment and the Second Amendment Warrant to Lender.

4.2                               Payment of Lender Expenses. Borrower shall have paid the Second Amendment Commitment Fee, the Second Amendment Facility Charge, and all Lender Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5.                                      COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

6.                                      INCORPORATION BY REFERENCE. The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[signature page follows]

5

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

NEOS THERAPEUTICS, INC.		NEOS THERAPEUTICS, LP

Signature:	/s/ Vipin K. Garg	By: PharmaFab Texas, LLC, its General Partner

Print Name:	Vipin K. Garg	Signature:	/s/ Vipin K. Garg

Title:	Chief Executive Officer	Print Name:	Vipin K. Garg

		Title:	Manager

PHARMAFAB TEXAS, LLC

Signature:	/s/ Vipin K. Garg

Print Name:	Vipin K. Garg

Title:	Manager

Accepted in Palo Alto, California:

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang
Ben Bang,
Associate General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P.,		HERCULES TECHNOLOGY GROWTH
a Delaware limited partnership		CAPITAL, INC.

By:	Hercules Technology SBIC	Signature:	/s/ Ben Bang
Management, LLC, its General		Ben Bang,
Partner		Associate General Counsel

By:	Hercules Technology Growth Capital,
Inc., its Manager

By:	/s/ Ben Bang
Ben Bang
Associate General Counsel

EXHIBIT D (Revised)

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Trademarks

Name / Identifier of IP
Owner	or License	Type of IP	Expiration Date
Neos Therapeutics, LP	Innovation Meets Collaboration Reg No. 3,269,466	Trademark	7/24/2017 (plus 6 months grace period)
Neos Therapeutics, LP	DTRS Reg. No. 3,514,099	Trademark	10/7/2014 (plus 6 months grace period)
Neos Therapeutics, LP	Dynamic Time Release Suspension Reg No. 3,514,100	Trademark	10/7/2014 (plus 6 months grace period)
Neos Therapeutics, LP	Neos Therapeutics Application No. 85/947902	Trademark Application under review by PTO	Filed 5/31/2013
Neos Therapeutics, LP	Neos Therapeutics Reg. No. 3,951,112	Trademark	4/26/2017 (plus 6 months grace period)
Neos Therapeutics, Inc.	Votentez, Application No. 85/790921	Trademark- Notice of Allowance	Filed 11/29/2012
Neos Therapeutics, Inc.	Cotempla Application No. 85/790922	Trademark- Notice of Allowance	Filed 11/29/2012
Neos Therapeutics, Inc.	Addzela Application No. 85/949252	Trademark application under review by PTO	Filed 6/3/2013
Neos Therapeutics, Inc.	Adzenys Application No. 85/949275	Trademark application under review by PTO	Filed 6/3/2013
Neos Therapeutics, Inc.	Teyana Application No. 85/949267	Trademark application under review by PTO	Filed 6/3/2013
Neos Therapeutics, Inc.	Alumbria Application No. 85/949263	Trademark Notice of Allowance	Filed 6/3/2013

Neos Patent Portfolio (as of September 24, 2014)

I.                                        “Compositions and Methods of Making Sustained Release Liquid Formulations” (Anti-Bubbles) (11797)

H&W	App. No./		Publication
Ref.	Filing Date		No./
(76375)	Patent No./	Priority	Publication
Country	Issue Date	Claim(s)	Date	Claim Summary

000014 US	11/068,124 2/28/2005 8,318,210 11/27/2012	None	2006/0193877 8/31/2006

A method for preparing a liquid, controlled-release formulation comprising the steps of: obtaining one or more controlled release microbeads comprising one or more active agents in coated drug-resin complexes; preparing a dense, thixotropic solution having a density that is at or about the density of the one or more microbeads, wherein the dense, thixotropic solution comprises a thixotropic agent, water and one or more preservatives under conditions that reduce bubble formation; and mixing the microbeads and the thixotropic solutions under conditions that minimize the introduction of bubbles in the liquid, wherein said method prepares a shelf-stable, liquid controlled-release formulation having a uniform appearance with no visible lumps.

000085	14/045,671	11/068,124	2014/0093577	Directed to compositions made by the patented method.
	10/3/2013	2/28/2005	4/3/2014
US
13/685,496
11/26/2012

000016	PCT/US06/06670	11/068,124	WO
PCT	2/24/2006	2/28/2005	2006/093838
9/08/2006

000017 Canada	2599585 2/24/2006	11/068,124 2/28/2005	CA2599585 9/08/2006	Directed to methods for preparing a liquid, controlled-release formulation and compositions made by the methods.

H&W	App. No./		Publication
Ref.	Filing Date		No./
(76375)	Patent No./	Priority	Publication
Country	Issue Date	Claim(s)	Date	Claim Summary

A method for preparing a liquid, controlled-release formulation by blending one or more controlled release microbeads comprising one or more active agents with a dense, thixotropic solution having a density that is at or about the density of the one or more microbeads under conditions that minimize the introduction of bubbles in the liquid.

000018	2007010541	11/068,124	MX2007010541
Mexico	2/24/2006	2/28/2005	1/28/2008

A method for preparing a liquid, controlled-release formulation by blending one or more controlled release microbeads comprising one or more active agents with a dense, thixotropic solution having a density that is at or about the density of the one or more microbeads under conditions that minimize the introduction of bubbles in the liquid.

000019	200680014802.1	11/068,124	101170963
China	2/24/2006	2/28/2005	4/30/2008

200680014802.1
4/20/2011

Directed to methods for preparing a liquid, controlled-release formulation and compositions made by the methods.
000021	2006218830	11/068,124	AU2006218830
Australia	2/24/2006	2/28/2005	9/20/2007

2006218830
12/13/12

000022	2007/07440	11/068,124	ZA200707440A
South Africa	2/24/2006	2/28/2005	10/28/2009

II.            “Compositions and Methods of Making Rapidly Dissolving Ionically Masked Formulations” RDIM — ODT (11791)

	App. Ser. No./		Publication
H&W Ref.	Filing Date		No./
(76375)	Patent No./	Priority	Publication
Country	Issue Date	Claim(s)	Date	Claim Summary
	US 11/255,555	None	US 2007/0092553
000010	10/21/2005		4/26/2007

000051	12/717,251	11/255,555	US 2010/0278901
US	03/04/2010	10/21/05	11/4/2010

8,840,924
09/23/2014

III.          “Modifying Drug Release in Suspensions of Ionic Resin Systems”(Salt Addition) (11798)

	App. No./		Publication
H&W Ref.	Filing Date	Priority	No./
(76375)	Patent No./	Claim(s)/	Publication
Country	Issue Date	Filing Date	Date	Claim Summary

000015	12/130,762	60/940,956	US 2009/0011027

A method for modifying the release of at least one pharmacologically active drug from a coated drug-ionic resin in a controlled-release liquid formulation comprising: adding one or more ionic salts to a controlled- release oral liquid formulation comprising one or more coated drug-ionic resins loaded with one or more pharmacologically active drugs, wherein the addition of said one or more ionic salts increases the amount of at least one pharmacologically active drug released from the drug-ionic resin in the first hour as observed in vitro.

US	5/30/2008	5/30/2007	1/08/2009

8,313,770
11/20/2012

A controlled-release oral liquid composition comprising one or more coated drug-ionic resins loaded with one or more pharmacologically active drugs, wherein the oral liquid composition is improved by increasing the ionic strength of the oral liquid composition by addition of one or more ionic salts whereby the

	App. No./		Publication
H&W Ref.	Filing Date	Priority	No./
(76375)	Patent No./	Claim(s)/	Publication
Country	Issue Date	Filing Date	Date	Claim Summary
amount of at least one pharmacologically active drug released from the drug-ionic resin in the first hour is increased as observed in vitro.

000024	PCT/US08/65408	60/940,956	WO 2008/151071
PCT	5/30/2008	5/30/2007	12/11/2008

Directed to methods and compositions.
000049	2,689,101	60/940,956
Canada	5/30/2008	5/30/2007

2,689,101
1/22/2013

IV.          “Methods Of Formulating And Testing Liquid Drug Suspension” (Baby Batch) (11776)

	App. Ser. No./		Publication
H&W Ref.	Filing Date		No./
(76375)	Patent No./	Priority	Publication
Country	Issue Date	Claim(s)	Date	Claim Summary

A method of predicting in vivo bioequivalence for liquid drug suspensions comprising drug- containing resin particles based on in vitro dissolution assays using recently prepared liquid suspensions which have not fully equilibrated. The invention relates to the formulation and quality control of liquid drug suspensions for oral administration comprising

000058	12/985,340
US	1/05/2011	61/292,420
1/5/2010
8,470,375
6/25/2013

drug-containing resin particles. The invention also relates to methods of confirming the acceptability of drug-containing resin particles for use in formulating liquid drug suspensions.

000065	13/452,414	12/985,340
US	4/20/2012	1/05/2011

The invention also comprises taste- masked pharmaceutical compositions comprising: drug- resin complexes with chlorpheniramine/hydrocodone having controlled particle size (at least 50% over 50 µm)
000070	13/490,697	12/985,340
US	6/7/2012	1/05/2011

8,512,759
8/20/2013

A method of predicting in vivo bioequivalence for liquid drug suspensions comprising drug- containing resin particles based on in vitro dissolution assays using recently prepared liquid suspensions which have not fully equilibrated. The invention relates to the formulation and quality control of liquid drug suspensions for oral administration comprising drug-containing resin particles. The claims recite that the test and control suspensions are substantially similar in physicochemical characteristics to a finally formulated suspension

000082	13/904,739	12/985,340	2014/0033806
US	5/29/2013	1/05/2011	2/6/2014

V.            “Improved Drug-Resin Particles and Methods for Preparing Drug-Resin Particles” (Loading) (12160)

	App. Ser. No./		Publication
H&W Ref.	Filing Date		No./
(76375)	Patent No./	Priority	Publication
Country	Issue Date	Claim(s)	Date	Claim Summary

Methods that increase the amount of drug loaded on a resin particle and/or provide more reproducible release curves. Various techniques used to accomplish the improvement include countercurrent process for drug loading, preactivating the resin, modifying the medium, and enclosing the resin particles in a basket during loading.

000055	13/210,829	61/374,175
US	8/16/2011	8/16/2010

VI.          “Dosage Forms for Oral Administration and Methods of Treatment Using the Same” (ADHD case)

	App. Ser. No./		Publication
H&W Ref.	Filing Date		No./
(76375)	Patent No./	Priority	Publication
Country	Issue Date	Claim(s)	Date	Claim Summary
000071	PCT/US12/44698	61/502,189	WO 2013/003622
US	6/28/12	6/28/2011	1/3/2013

61/528,554
8/29/2011

000075	13/844,510	PCT/US12/44698	US 2013-0243871	Claims directed to treating ADHD with methylphenidate products in the presence of EtOH.
US	3/15/13	6/28/12	9/19/2013

000086	13/947,861	13/844,510		Claims directed to treating ADHD with methylphenidate products.
US	7/22/13	3/15/13

000078	13/844,537	PCT/US12/44698	US 2013-0243869	Claims directed to amphetamine products.
US	3/15/13	6/28/12	9/19/2013

	App. Ser No./		Publication
H&W Ref.	Filing Date		No./
(76375)	Patent No./	Priority	Publication
Country	Issue Date	Claim(s)	Date	Claim Summary
000087	13/947,881	13/844,537	US 2014-0050796	Claims directed to amphetamine products.
US	7/22/13	3/15/13	2/20/2014

8,709,491
4/29/14

000079	13/844,628	PCT/US12/44698	US 2014-0030348	Claims directed to ADHD products and methods of treating using the same.
US	3/15/13	6/28/12	1/30/2014

000080	13/844,555	PCT/US12/44698	US 2013-0236554	Claims directed to treating ADHD with amphetamine products in the presence of EtOH.
US	3/15/13	6/28/12	9/12/2013

000088	13/947,897	13/844,555		Claims directed to treating ADHD with amphetamine products.
US	7/22/13	3/15/13

000081	13/844,584	PCT/US12/44698	US 2014-0037728	Claims directed to methylphenidate compositions.
US	3/15/13	6/28/12	2/6/2014

000089	13/947,907	13/844,584		Claims directed to methylphenidate compositions.
US	7/22/13	3/15/13

VII. “Abuse Resistant Drug Forms” (12502)

	App. Ser. No./		Publication
H&W Ref.	Filing Date		No./
(76375)	Patent No./	Priority	Publication
Country	Issue Date	Claim(s)	Date	Claim Summary

The invention is directed to drug forms designed to reduce the abuse potential of oral dosage forms of opioid drugs. The drug form comprises an analgesically effective amount of a controlled release opioid drug and an aversive agent which is not released, or not substantially released, in the body

000072	PCT/US12/45255	61/503,464	WO 2013/003845
US	7/2/2012	6/30/2011	1/3/2013

under normal use conditions. Physical alteration of the oral dosage form results in release of an amount of the aversive agent effective to partially or substantially deny the drug abuser the euphoric effect and/or cause an aversive effect in the user.

000091	12804611.7	PCT/US12/45255	Claims directed to drug forms designed to reduce the abuse potential of oral dosage forms of opioid drugs.
EP	7/2/12	7/2/2012

000092	14/128,750	PCT/US12/45255	Claims directed to directed to drug forms designed to reduce the abuse potential of oral dosage forms of opioid drugs.
US	12/23/13	7/2/2012

EXHIBIT E (Revised)

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Average Balance in
Institution Name and Address	Account Number	Account	Name of Account Owner
First Republic Bank, 12626		$	Neos Therapeutics, Inc.
High Bluff Dr., Ste 400, San
Diego, CA 92130
First Republic Bank, 12626		$	Neos Therapeutics, LP
High Bluff Dr., Ste 400, San
Diego, CA 92130
First Republic Bank, 12626		$	Neos Therapeutics, LP
High Bluff Dr., Ste 400, San
Diego, CA 92130
First Republic Bank, 12626		$	Neos Therapeutics, Inc.
High Bluff Dr., Ste 400, San
Diego, CA 92130
First Republic Securities, 111		$	Neos Therapeutics, Inc.
Pine St., San Franciscoe, CA
94111
First Republic Securities, 111		$	Neos Therapeutics, Inc.
Pine St., San Franciscoe, CA
94111
TD Ameritrade, 111 West		$	Neos Therapeutics, Inc.
Micheltorena St., Ste 210
Santa Barbara, CA 93101

SCHEDULE 1.1 (Revised)

COMMITMENTS

LENDER	ADVANCE	TERM COMMITMENT
Hercules Technology III, L.P.	Initial Loan	$10,000,000
Hercules Technology III, L.P.	Tranche A	$5,000,000
Hercules Technology III, L.P.	Tranche B	$5,000,000
Hercules Technology Growth Capital, Inc.	Tranche C	$5,000,000
TOTAL COMMITMENTS		$25,000,000

SCHEDULE 5.5 (Revised)

ACTION BEFORE GOVERNMENTAL AUTHORITIES

[***]

*              Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

SCHEDULE 5.14 (Revised)

CAPITALIZATION

	FULLY	FULLY
	DILUTED	DILUTED
	SHARE	OWNERSHIP
SHARE CLASS	TOTAL	%
COMMON STOCK/WARRANTS	1,199,135	5.74%
SERIES A	1,170,000	5.60%
SERIES B	3,113,099	14.90%
SERIES B-1(1)	5,461,802	26.13%
SERIES C STOCKAVARRANT(2)(3)	7,313,612	34.99%
COMMON STOCK/OPTIONS (MGMT/DIR/EMP)(4)	2,642,149	12.64%
TOTAL	20,899,797	100.00%

(1)                                 Excludes the 8% dividend payable in additional shares of B-1 preferred stock or cash at the Board’s discretion.

(2)                                 Warrant is for, at the election of the holder, the Series C preferred stock or the next round of preferred stock.

(3)                                 Excludes warrant for 110,000 shares of preferred stock that would be issued as part of this transaction.

(4)                                 Excludes 14,560 shares of common stock that remain available for grant under the 2009 Equity Plan.

AMENDMENT NO. 3

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 19, 2014 (the “Third Amendment Date”) and is entered into by and among NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), PHARMAFAB TEXAS, LLC, a Texas limited liability company, and NEOS THERAPEUTICS, LP, a Texas limited partnership, and each of their respective Domestic Subsidiaries that may hereafter be formed and that join in this Agreement (each, a “Borrower” and referred to individually and collectively as “Borrower”), HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership, and the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below). By signing this Amendment, Hercules Technology Growth Capital, Inc. shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Lender (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis.

RECITALS

A.                                    Borrower, Lender and Agent have entered into that certain Loan and Security Agreement dated as of March 28, 2014, as amended by Amendment No. 1, dated August 28, 2014 and Amendment No. 2, dated September 25, 2014, (as such Loan and Security Agreement, as amended, may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.                                    Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.                                      AMENDMENTS.

1.1                               Section 2.1(a). Section 2.1(a) is hereby amended and restated in its entirety as follows:

2.1(a)                Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $10,000,000.00 (the “Initial Loan”) on the Closing Date. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $5,000,000 (“Tranche A”) on the Second Amendment Date. Provided no Event of Default shall have occurred and is continuing, beginning on the date Borrower satisfies the Tranche B Performance Milestone and continuing until March 31, 2015 (the “Tranche B Availability End Date”), Borrower may draw and Lender will make an additional Term Loan Advance of $5,000,000 (“Tranche B”). Provided no Event of Default shall have occurred and is continuing, beginning on the date Borrower satisfies the Tranche C Performance Milestone and continuing until June 30, 2015(the “Tranche C Availability End Date”), Borrower may draw and Lender will make an additional Term Loan Advance of $5,000,000 (“Tranche C”). Notwithstanding the above, if Borrower closes any partnership, licensing transaction or equity financing that becomes effective on or after the Third Amendment Date, and results in aggregate upfront cash proceeds of at least $12,500,000 received by Borrower on or before January 31, 2015, the Tranche B Availability End Date shall be automatically extended to April 30, 2015, and the Tranche C Availability End Date shall be automatically extended to July 31, 2015. Each Term Loan Advance shall be subject to the conditions precedent set forth in Sections 4.2 and 4.3. The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount.

1.2           Exhibits and Schedules. The Trademarks section of Exhibit D to the Loan Agreement (Borrower’s Patents, Trademarks, Copyrights and Licenses) is hereby amended to delete the following Trademark, which has been abandoned:

Owner: Neos Therapeutics, Inc.

Name/Identifier of IP or License: Addzela Application No. 85/949252

Type of IP: Trademark application under review by PTO

Expiration Date: Filed 6/3/2013.

The Trademarks section of Exhibit D to the Loan Agreement (Borrower’s Patents, Trademarks, Copyrights and Licenses) is hereby amended to revise the Expiration Date to be “10/7/2018 (plus 6 months grace period)” for the two Trademarks owned by Neos Therapeutics, LP and identified as “DTRS Reg. No. 3,514,099” and “Dynamic Time Release Suspension Reg No. 3,514,100” respectively.

2.                                      BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

2.1                               Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

2.2                               Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3                               The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

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2.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

2.6                               As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.                                      LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.                                      EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1                               Amendment. Borrower and Lender shall have duly executed and delivered this Amendment..

4.2                               Payment of Lender Expenses. Borrower shall have paid all Lender Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5.                                      COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

6.                                      INCORPORATION BY REFERENCE. The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

7.                                      TRANCHE B AND TRANCHE C REFINANCED. For the avoidance of doubt, the $5,000,000 commitment for Tranche B and the $5,000,000 commitment for Tranche C set forth in Section 2.1(a) of the Loan Agreement in effect prior to this Amendment have been terminated in full and are now replaced by the Tranche B and Tranche C commitments set forth in this Amendment. All other

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terms of the Loan Agreement that relate to the Tranche B and Tranche C commitments shall remain in full force and effect and shall govern the new Tranche B and Tranche C commitments described herein, including, without limitation, Schedule 1.1(Revised) of the Loan Agreement and related provisions, such as (without limitation) the defined terms for Maximum Term Loan Amount, Term Commitment, Term Loan Interest Rate, Amortization Date, and Tranche A/B Term Loan Interest Rate.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date fust written above.

BORROWER:

NEOS THERAPEUTICS, INC.		NEOS THERAPEUTICS, LP

Signature:	/s/ Vipin K. Garg	By:	PharmaFab Texas, LLC, its General
Partner
Print Name:	Vipin K. Garg
		Signature:	/s/ Vipin K. Garg
Title:	Chief Executive Officer
		Print Name:	Vipin K. Garg

		Title:	Manager

PHARMAFAB TEXAS, LLC

Signature:	/s/ Vipin K. Garg

Print Name:	Vipin K. Garg

Title:	Manager

Accepted in Palo Alto, California:

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang
Ben Bang,
Associate General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P.,			HERCULES TECHNOLOGY GROWTH
a Delaware limited partnership			CAPITAL, INC.

By:	Hercules Technology SBIC		Signature:	/s/ Ben Bang
	Management, LLC, its General			Ben Bang,
	Partner			Associate General Counsel

By:	Hercules Technology Growth Capital,
Inc., its Manager

	By:	/s/ Ben Bang
Ben Bang
Associate General Counsel

AMENDMENT NO. 4
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of June 8, 2015 (the “Fourth Amendment Date”) and is entered into by and among NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), PHARMAFAB TEXAS, LLC, a Texas limited liability company, and NEOS THERAPEUTICS, LP, a Texas limited partnership, and each of their respective Domestic Subsidiaries that may hereafter be formed and that join in this Agreement (each, a “Borrower” and referred to individually and collectively as “Borrower”), HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership, and the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below). By signing this Amendment, Hercules Technology Growth Capital, Inc. shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Lender (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis.

RECITALS

A.            Borrower, Lender and Agent have entered into that certain Loan and Security Agreement dated as of March 28, 2014, as amended by Amendment No. 1, dated August 28, 2014, by Amendment No. 2, dated September 25, 2014, and by Amendment No. 3, dated as of December 19, 2014 (as amended, and as may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.            Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.           AMENDMENTS.

1.1          Section 2.1(a). Section 2.1(a) is hereby amended and restated in its entirety as follows:

2.1(a) Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $10,000,000.00 (the “Initial Loan”) on the Closing Date. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $5,000,000 (“Tranche A”) on the Second Amendment Date. Provided no Event of Default shall have occurred and is continuing, beginning on the date Borrower satisfies the Tranche B Performance Milestone and continuing until March 31, 2015 (the “Tranche B Availability End Date”), Borrower may draw and Lender will make an additional Term Loan Advance of $5,000,000 (“Tranche B”). Provided no Event of Default shall have occurred and is continuing, beginning on June 8, 2015, until June 12, 2015 (the “Tranche C Availability End Date”), Borrower may draw and Lender will make an additional Term Loan Advance of $5,000,000 (“Tranche C”). Notwithstanding the above, if Borrower closes any partnership, licensing transaction or equity financing that becomes effective on or after the Third Amendment Date, and results in aggregate upfront cash proceeds of at least $12,500,000 received by Borrower on or before January 31, 2015, the Tranche B Availability End Date shall be automatically extended to April 30, 2015. Each Term Loan Advance shall be subject to the conditions precedent set forth in Sections 4.2 and 4.3. The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount.

1.2          Section 2.1(d). Section 2.1(d) is hereby amended and restated in its entirety as follows:

2.1(d) Payment. Borrower will pay interest on each Term Loan Advance on the first day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) amortized over a 30-month schedule beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations are repaid. A balloon payment of the entire Term Loan principal balance outstanding on the Term Loan Maturity Date and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date. Notwithstanding the above, if Borrower has not satisfied the Tranche C Performance Milestone on or before July 31, 2015, Borrower shall prepay the principal balance of the Tranche C Term Loan Advance together with all accrued but unpaid interest applicable to the Tranche C Term Loan Advance on July 31, 2015, provided, however, that no Prepayment Charge shall apply to any prepayment of the Tranche C Term Loan Advance if such prepayment is made on or before July 31, 2015. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense unless required by law. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Term Advance.

1.3          Exhibits and Schedules.

A.  The fourth entry (and its related columns) in the Trademarks section of Exhibit D to the Loan Agreement (Borrower’s Patents, Trademarks, Copyrights and Licenses) regarding Application No. 85/947902 is hereby deleted. The referenced Trademark to which the Application referred was cancelled on May 8, 2015.

B.  The second column of the fourth entry in part VI of the “Neos Patent Portfolio” section of Exhibit D to the Loan Agreement (Borrower’s Patents, Trademarks, Copyrights and Licenses) is hereby amended to read as follows:

App. Ser. No./ Filing Date: 13/844,537

3/15/13

Patent No./ Issue Date:               9,017,731

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04/28/15

C.    Part VI of the “Neos Patent Portfolio” section of Exhibit D to the Loan Agreement (Borrower’s Patents, Trademarks, Copyrights and Licenses) is hereby amended to add the following entry to read as follows:

H&W Ref. (76375) Country:	000098 US

App. Ser. No./ Filing Date:	14/661,639

03/18/15

Patent No./ Issue Date:

Priority Claims(s): 13/844,537 3/15/13 and 61/502,189 6/28/11

Publication No./Publication Date: US 2013-0243869 9/19/13

Claim Summary: Claims directed to amphetamine products wherein 30 to 50% by weight of said amphetamines are in a first plurality of immediate release particles and 50 to 70% by weight of said amphetamines are present in a second plurality of particles that are coated with a delayed release coating.

D.  The second column of the last entry in part VI of the “Neos Patent Portfolio” section of Exhibit D to the Loan Agreement (Borrower’s Patents, Trademarks, Copyrights and Licenses) is hereby amended to read as follows:

App. Ser. No./ Filing Date: 13/947,907

7/22/13

Notice of Allowance & Fees Due mailed by USPTO on 06/04/15

Patent No./ Issue Date:

E.   Schedule 5.5 (Revised) of the Loan Agreement entitled “ACTION BEFORE GOVERNMENTAL AUTHORITIES” is hereby amended and restated in its entirety as follows:

SCHEDULE 5.5 (REVISED)

ACTION BEFORE GOVERNMENTAL AUTHORITIES

None.

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F. Schedule 5.14 of the Loan Agreement entitled “CAPITALIZATION” is hereby amended and restated in its entirety by the revised form of Schedule 5.14 attached to this Amendment and incorporated herein.

2.             BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

2.1          Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

2.2          Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3          The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

2.6          As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.           LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.           EFFECTIVENESS. This Amendment shall become effective upon Borrower’s execution and delivery of this Amendment.

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5.           COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

6.           INCORPORATION BY REFERENCE. The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

NEOS THERAPEUTICS, INC.		NEOS THERAPEUTICS, LP

Signature:	/s/ Vipin K. Garg	By: PharmaFab Texas, LLC, its General Partner

Print Name:	Vipin K. Garg	Signature:	/s/ Vipin K. Garg

Title:	Chief Executive Officer	Print Name:	Vipin K. Garg

		Title:	Manager

PHARMAFAB TEXAS, LLC

Signature:	/s/ Vipin K. Garg

Print Name:	Vipin K. Garg

Title:	Manager

Accepted in Palo Alto, California:

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang
Ben Bang, Associate General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership			HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	Hercules Technology SBIC Management, LLC,		Signature:	/s/ Ben Bang
	its General Partner			Ben Bang,
Associate General Counsel

By:	Hercules Technology Growth Capital, Inc., its Manager

	By:	/s/ Ben Bang
Ben Bang Associate General Counsel

SCHEDULE 5.14 (REVISED)

[SEE ATTACHED]

SCHEDULE 5.14 (Revised)

CAPITALIZATION

SHARE CLASS	FULLY DILUTED SHARE TOTAL	FULLY DILUTED OWNERSHIP %
COMMON STOCK/WARRANTS	1,199,135	4.27%
SERIES A	1,170,000	4.17%
SERIES B	3,113,099	11.10%
SERIES B-1(1)	5,461,802	19.46%
SERIES C STOCK/WARRANT(2)	13,495,668	48.09%
COMMON STOCK/OPTIONS (MGMT/DIR/EMP)	3,622,951	12.91%
TOTAL	28,062,655	100.00%

(1) Excludes the 8% dividend payable in additional shares of B-1 preferred stock or cash at the Board’s discretion.

(2) Warrant is for, at the election of the holder, the Series C preferred stock or the next round of preferred stock.